EXHIBIT 32.2

Certification by the Chief Financial Officer
of
Gulf South Pipeline Company, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Gulf South Pipeline Company, LLC hereby certifies, to such officer's knowledge, that the quarterly report on Form 10-Q for the period ended March 31, 2013, (the Report) of Gulf South Pipeline Company, LP (Gulf South) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gulf South.

April 29, 2013

/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer and Treasurer
(principal financial officer)